 Exhibit 3.4

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving Delaware corporation is 374Water, Inc., and the name of the Delaware corporation being merged into this surviving corporation is 374Water Acquisition Corp., the constituent corporations.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving Delaware corporation is 374Water, Inc.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective immediately upon filing of this Certificate of Merger.

SIXTH: The Agreement and Plan of Merger is on file at 12 Upchurch Circle, Durham, NC 27705, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 16th day of April, 2021.

374WATER, INC.

By:	/s/ Yaacov Nager
Name:	Yaacov Nager, Chief Executive Officer